UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 19, 2006 (September 29, 2006)

CRESTED CORP.
(Exact Name of Company as Specified in its Charter)

Colorado	0-8773	84-0608126
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

Glen L. Larsen Building
877 North 8th West Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
Former Name, Former Address or Former Fiscal Year,, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8: Other Events.

Item 8.01.  Other Events.

Cash Bonus to Employees. Upon the recommendation of the U.S. Energy Corp. Compensation Committee (made on September 29, 2006) of U.S. Energy Corp. (Crested Corp. is a majority-owned subsidiary of U.S. Energy Corp., referred to herein as “Crested” and “USE”), USE paid a cash bonus to all 29 employees (including officers) in the aggregate amount of $3,013,000. The bonus was paid for the extraordinary results of the employees’ work on behalf of USE and Crested related to the sale of USE’s and Crested stock in Pinnacle Gas Resources, Inc. and other transactions.

The USE Compensation Committee is comprised of the four independent directors of USE; none of these persons are directors or officers or employees of Crested. The Compensation Committee determined that the bonus amount allocated to each recipient should be based upon years of service and previous compensation. There was no distinction made in the allocation of benefits between management and nonmanagement participants.

All employees work for both USE and Crested. Under the long-standing joint venture agreement between USE and Crested, each corporation is responsible for paying one-half of all administrative expenses. Accordingly, one-half of the bonus is being charged to Crested.

Payment of $2 million to Enterra. USE and Crested are paying their $2 million obligation to Enterra Energy Trust (“Enterra”), which came due as a result of the sale by USE and Crested of their restricted common stock in Pinnacle Gas Resources, Inc. For information on the contractual provision with Enterra which created the obligation, please see the Form 8-K (Item 2.01) filed September 27, 2006.

USE and Crested have elected to pay the obligation to Enterra with USE common stock, held by Crested. Enterra has requested the shares to be paid to their U.S. subsidiary, Rocky Mountain Gas, Inc. (“RMG”). The shares being transferred have been valued at $3.95 per share (the average USE closing prices for the 15 trading days following the Pinnacle stock sale, which closed on September 22, 2006). The shares transferred are 506,329 of the total of 512,359 shares of USE common stock which were held by Crested. Crested is receiving a credit against its account payable to USE in the amount of $1.3 million for the transferred shares, and an additional credit of $23,800 for the net balance of 6,030 shares (out of the 512,359 shares) which are being returned to USE. These credits as well as the payment of the shares to RMG will be recorded in the fourth quarter of 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTED CORP.

Dated: October 19, 2006	By:	/s/ Harold F. Herron
Harold F. Herron, President